Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Diversified Energy Company Plc of our report dated November 16, 2023 relating to the financial statements, which appears in Diversified Energy Company Plc’s Registration Statement on Form 20-F, as amended (No. 001-41870).

/s/ PricewaterhouseCoopers LLP

Birmingham, Alabama
December 19, 2023

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